BELTLINE NORTH MEDICAL CLINIC




                          Table of Contents




Independent Auditors' Report                                     F-7

Financial Statements

    Balance Sheets                                               F-8

    Statements of Operations                                     F-9

    Statement of Stockholders' Equity                           F-10

    Statements of Cash Flows                                    F-11

Notes to Financial Statements                                   F-12







                    INDEPENDENT AUDITORS' REPORT




Board of Directors and Stockholders
Beltline North Medical Clinic
Dallas, Texas



We have audited the balance sheet of Beltline North Medical Clinic as of January 31, 1996 and the related statements of operations, stockholder's equity, and cash flows for the years ended January 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beltline North Medical Clinic as of January 31, 1996, and the results of its operations and its cash flows for the years ended January 31, 1996 and 1995 in conformity with generally accepted accounting principles.




                             /s/ Ehrhardt Keefe Steiner & Hottman PC
                                 Ehrhardt Keefe Steiner & Hottman PC
December 12, 1996
Denver, Colorado

                   BELTLINE NORTH MEDICAL CLINIC
                           Balance Sheets

                                               January 31,     September 30,
                                                  1996             1996
                                                               (Unaudited)
                                   Assets

Current assets
  Cash                                           $ 30,937         $ 36,112
  Accounts receivable, less allowance for
   doubtful accounts of $70,000                   151,061          120,365
  Other current assets                             12,454           18,063
   Total current assets                           194,452          174,539

Property and equipment, net (Note 2)                    -           62,008

Total assets                                     $194,452         $236,548


                 Liabilities and Stockholder's Equity

Current liabilities
 Accounts payable and accrued expenses           $ 23,406         $  3,360
 Deferred tax liability (Note 3)                   26,000               -
   Total current liabilities                       49,406            3,360

Commitments (Note 5)

Stockholder's equity
  Common stock; $.10 par value; 1,000,000
   shares authorized; 1,000 shares issued
   and outstanding                                    100              100
 Additional paid-in capital                           900              900
 Retained earnings                                144,046          232,188
   Total stockholder's equity                     145,046          232,188

Total liabilities and stockholder's
  equity                                         $194,452         $236,548


                      BELTLINE NORTH MEDICAL CLINIC
                      Statements of Operations

                           For the Years Ended        For the Eight Months
                                 January 31,              September 30,
                             1995          1996          1995         1996

                                                       (Unaudited)

Revenues                  $1,019,405    $1,129,624   $  808,615  $  733,828

Cost of services
  provided                   642,445       611,717      407,811     311,557
General and
 administrative expenses     463,160       490,504      263,980     333,321
Marketing expenses            11,603         3,405        2,270       1,887
                           1,117,208     1,105,626      647,061     646,765

(Loss) income from
  operations                 (97,803)       23,998      134,554      87,063

Other income                   1,129         2,637        1,757       1,079

Net (loss) income before
 income taxes                (96,674)       26,635      136,311      88,142

Income taxes (Note 3)        (24,000)        7,000       34,000           -

Net (loss) income           $(72,674)      $19,635     $102,311     $88,142


                         BELTLINE NORTH MEDICAL CLINIC
                       Statement of Stockholders' Equity

                                      Additional                     Total
                      Common Stock      Paid-in      Retained     Stockholders'
                    Shares    Amount    Capital      Earnings       Equity



Balance
 January 31, 1994   1,000      $100       $900       $197,085      $198,085

Net loss                -         -          -        (72,674)      (72,674)

Balance
 January 31, 1995   1,000       100        900        124,411       125,411

Net income              -         -          -         19,635        19,635

Balance
 January 31, 1996    1,000      100        900        144,046       145,046

Net income
 (unaudited)             -        -          -         88,142        88,142

Balance
 September 30, 1996  1,000     $100       $900       $232,188      $233,188


                      BELTLINE NORTH MEDICAL CLINIC
                        Statements of Cash Flows



                            For the Years Ended    For the Eight Months Ended
                                 January 31,             September 30,
                               1995        1996        1995         1996
                                                        (Unaudited)

Cash flows from operating
 activities

Net (loss) income            $(72,674)    $19,635    $102,311      $88,142
  Adjustments to reconcile
   net (loss) income to net
   cash (used in) provided
   by operating activities -
     Depreciation and
      amortization                  -           -           -        2,992
   Deferred taxes             (24,000)      7,000      34,000      (26,000)
   Change in assets and
     liabilities -
       Accounts receivable      72,920     (2,290)      5,281       30,696
       Prepaid expenses        (13,998)     1,544       8,043       (5,609)
       Accounts payable and
         accrued expenses      (11,843)   (14,324)    (23,165)     (20,046)
                                23,079     (8,070)     24,159      (17,967)
           Net cash (used in)
             provided by operating
             activities        (49,595)     11,565     126,470       70,175

Cash flows from investing activities
  Purchases of property and          -           -           -      (65,000)
            Net cash used in investing
              activities             -           -           -      (65,000)

Cash (decrease) increase      (49,595)      11,565     126,470        5,175

Cash - beginning of year       68,967      19,372       19,372       30,937

Cash - end of year            $19,372     $30,937     $145,842      $36,112


Supplemental disclosures of cash flow information
     Cash paid for income taxes during the years ended January 31, 1996 and 1995 and during the eight months ended September 30, 1996 and 1995 (unaudited) was $800, $0, $6,409, and $800, respectively.




                        BELTLINE NORTH MEDICAL CLINIC

                        Notes to Financial Statements


Note 1 - Summary of Significant Accounting Policies

Nature of Business and Organization

Beltline North Medical Clinic (the Company) provides industrial/occupational medical and related services to employees and prospective employees of subscribing businesses and various other medical services to individuals in the North Dallas, Texas area including Carrolton, Addison and Farmers Branch.

Interim Financial Statements (Unaudited)

In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company at September 30, 1996 and the results of its operations and changes in cash flows for the eight months ended September 30, 1996 and 1995. The results of operations for the eight months ended September 30, 1996 and 1995 are not necessarily indicative of the results to be expected for a full year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company maintains cash in depository accounts which, at times, may exceed FDIC insurance limits.

Accounts Receivable

In the normal course of business, the Company extends unsecured credit to virtually all of its customers related to providing industrial/occupational medical and related services. All customers are located in close proximity to the Company's office which is located in the North Dallas, Texas.

Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

Revenue Recognition

Revenue  is  recognized  when  services  are  rendered  at  the   net
realizable amounts expected to be received from payors, patients and others.

Income Taxes

Prior to February 1, 1996, the Company recorded income taxes based on its determination of the amounts of taxes payable or refundable currently or in future years based on the current enacted tax laws. On February 1, 1996, the Company elected to be taxed under Subchapter S of the Internal Revenue Code. Under these provisions, the Company is not subject to income taxes as a separate entity. Income or loss of the Company is required to be included in the income tax returns of the stockholder.

Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The Company's temporary differences result primarily from recording assets and liabilities on the accrual basis for financial reporting purposes and the cash basis for income tax purposes and net operating loss carryforwards.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash, receivables, accounts payable and accrued expenses approximated fair value as of January 31, 1996 and September 30, 1996 (unaudited), because of the relatively short maturity of these instruments.

Property and Equipment Property and Equipment

Property and equipment are stated at cost.   Depreciation is computed
on the straight-line method over the estimated useful lives of the assets which is five to seven years.


Note 2 - Property and Equipment

At January 31, 1996, the Company had approximately $60,000 of fully depreciated medical equipment and furniture and fixtures. During the eight months ended September 30, 1996 (unaudited), the Company acquired medical equipment and furniture and fixtures for $65,000 and has recorded $2,992 of depreciation against the acquired assets.


Note 3 - Income Taxes

The  provision for income taxes consists of the following at  January
31, 1996:


   Current provision
      Federal                                    $    -
      State                                           -
                                                      -
   Deferred taxes
      Federal                                      5,600
      State                                        1,400
                                                   7,000

                                                 $ 7,000

The Company has the following temporary differences which result in a deferred tax liability at January 31, 1996:


   Allowance for credit loss                           $    17,500
   Accounts receivable and prepaids                        (58,100)
   Accounts payable and accrued expenses                     5,800
   Net operating loss carryforward                           8,800

                                                       $   (26,000)

The Company elected to be taxed under Subchapter S of the Internal Revenue Code as of February 1, 1996. As a result of the Subchapter S election, the Company's current deferred tax liability at January 31, 1996 resulted in a $26,000 reduction to general and administrative expenses in the accompanying September 30, 1996 statement of operations.

At January 31, 1996, the Company has approximately $36,000 of net operating loss carryforwards for income tax reporting purposes which expire in 2010. Subsequent to January 31, 1996, as a result of the sale of assets (Note 4), there will be a change in ownership which could restrict the utilization of net operating loss carryforwards in the future.


Note 4 - Sale of Stock - Subsequent Event

In September 1996, the Company's stockholder sold all of his common stock of the Company in exchange for 63,380 shares of common stock of The Company Doctor (TCD), a promissory note for $843,750 with interest at 8.5%, due April 30, 1997 and $843,750 cash.

In conjunction with the acquisition, TCD entered into a lease agreement with the seller of the Company to lease the clinic building for ten years at approximately $96,000 per year.


Note 5 - Related Party Transactions

Prior to the sale of the Company, the Company leased its facility and certain medical equipment and furniture and fixtures from companies owned by its stockholder. Rent expense for the years ended January 31, 1996 and 1995 and the eight months ended September 30, 1996 and 1995 (unaudited) was approximately $145,600, $149,000, $83,000, and
$92,000, respectively.

Additionally, the Company acquired medical supplies from a company owned by its sole stockholder of approximately $38,000, $0, $15,000 and $25,000 during the years ended January 31, 1996 and 1995 and the eight months ended September 30, 1996 and 1995 (unaudited), respectively.


Note 6 - Employee Benefit Plans

Simplified Employee Pension Plan

The Company maintained a defined contribution plan which is a simplified employee pension plan (the "SEP Plan") through April 1996 when the plan was terminated. The expense related to the simplified employee pension plan for the years ended January 31, 1996 and 1995 and the eight months ended September 30, 1996 and 1995 (unaudited) was approximately $49,433, $39,577, $28,634, and $32,955, respectively.